Exhibit 99.1



                                             Contact:   Sitrick and Company
                                                        310-788-2850

                                                        Sandra Sternberg
                                                        213-709-2158

                                                        Maya Pogoda
                                                        310-283-1325


     Court Approves Craig Jung as CEO; Approves Extension of DIP Financing


         Kansas City, Missouri - February 16, 2007 - The Bankruptcy Court today approved terms of employment and the appointment of Craig Jung to serve as Chief Executive Officer and a member of the Board of Directors of Interstate Bakeries Corporation (IBC) (OTC:IBCIQ.PK). At the same time, the Court approved a motion to extend the maturity date of its post-petition debtor-in-possession
(DIP) financing facility to February 9, 2008 from June 2, 2007.

         "We are gratified with the Court's decisions today," said Mike Anderson, chairman of IBC's Board of Directors. "Craig has deep consumer goods and direct-store-delivery (DSD) experience and a proven track record leading difficult performance turnarounds. He is the right person to lead this company forward."

         Mr. Jung said, "I am honored by the confidence the Board and our constituents have placed in me. I believe in this Company and its potential. We have iconic brands, loyal customers, and a workforce that wants to succeed. And, I believe we can."

         Core Market Strategy

         Regarding strategy, Mr. Jung stated, "I subscribe to a proven strategic principle: don't reinforce failure; press harder where there's success. Going forward, we will focus on core markets that are profitable, have positive cash flow and earn their cost of capital."

         Four Priorities

         Mr. Jung outlined four priorities for IBC: fix the cost structure to grow margins; accelerate innovation to realize attractive revenue growth; drive productivity to improve margins; and create a performance culture.

         Mr. Jung said that cost structure is IBC's dominating challenge near term, followed close on the heels by innovation.

         "Despite the progress of the past two years, our cost structure has not been aligned to our revenue or today's reality of higher commodity prices and intense competition. As a result, the Company is still unprofitable and in Chapter 11. That has to change."

         "Rationalizing production and evolving our path to market are among the opportunities we have to consider in partnership with our customers, employees and unions," he continued.

         Mr. Jung also pointed to strategic innovation as an opportunity. "Innovation is the lifeblood of profitable firms. We intend to accelerate relevant innovation, focusing on health and wellness and differentiating our brands from the competition."

         Mr. Jung, 53, succeeds Tony Alvarez II, who had served as interim Chief Executive Officer of the Company since September 2004. Noting the progress the Company has achieved since it filed bankruptcy, Mike Anderson commented, "On behalf of the Board and the Company, I want to again thank Tony Alvarez for his efforts during these challenging times."

Extension of DIP Financing

         At the hearing today, the Court also approved extension of the maturity date of IBC's post-petition debtor-in-possession (DIP) financing facility to February 9, 2008 from June 2, 2007. The Company said that it needed the extension in order to insure sufficient financial backing and time to allow Mr. Jung an opportunity to review operations, refine its business plan and explore exit financing alternatives required to support a plan of reorganization.

         To date, IBC has not borrowed under its $200 million DIP financing facility, although it has issued letters of credit under the facility in the amount of $109.1 million, primarily in support of the Company's insurance programs. J.P. Morgan Chase Bank (JPM Chase), agent for the DIP financing facility during the bankruptcy cases, will continue to act as agent for the lending syndicate.

About the Company
-----------------

Interstate Bakeries Corporation is one of the nation's largest wholesale bakers and distributors of fresh-baked bread and sweet goods, under various national brand names, including Wonder(R), Baker's Inn(R), Merita(R), Hostess(R) and Drake's(R). The Company is headquartered in Kansas City. Currently, IBC employs more than 25,000 people and operates 45 bakeries, as well as approximately 800 distribution centers and approximately 800 bakery outlets throughout the country.

Cautionary Statement Regarding Forward-Looking Statements and Other Matters
---------------------------------------------------------------------------

Some information contained in this press release may be forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are not historical in nature and include statements that reflect, when made, the Company's views with respect to current events and financial performance. These forward-looking statements can be identified by forward-looking words such as "may," "will," "expect," "intend," "anticipate," "believe," "estimate," "plan," "could," "should" and "continue" or similar words. These forward-looking statements may also use different phrases. All such forward-looking statements are and will be subject to numerous risks and uncertainties, many of which are beyond our control that could cause actual results to differ materially from such statements. Factors that could cause actual results to differ materially include, without limitation: the ability of the Company to continue as a going concern; the ability of the Company to obtain court approval with respect to motions in the Chapter 11 proceeding filed by it from time to time; the ability of the Company to operate pursuant to the covenants, terms and certifications of its DIP financing facility as amended; the ability of the Company to develop, propose, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 proceeding; risks associated with failing to obtain court approval for one or more extensions to the exclusivity period for the Company to propose and confirm one or more plans of reorganization or with third parties seeking and obtaining court approval to terminate or shorten any such exclusivity period, for the appointment of a Chapter 11 trustee or to convert the Chapter 11 proceeding to a Chapter 7 proceeding; risks associated with the Company's restructuring process, including the risks associated with achieving the desired savings in connection with its PC review and bakery and route consolidations; potential adverse publicity; the ability of the Company to obtain and maintain adequate terms with vendors and service providers; the potential adverse impact of the Chapter 11 proceeding on the Company's liquidity or results of operations; the ability of the Company to finalize, fund and execute its going-forward business plan; risks associated with inflationary cost increases in materials, ingredients, energy and employee wages and benefits; risks associated with product price increases, including the risk that such actions will not effectively offset inflationary cost pressures and may adversely impact sales of the Company's products; the effectiveness of the Company's efforts to hedge its exposure to price increases with respect to various ingredients and energy; the ability of the Company to retain, motivate and/or attract key executives and employees; changes in our relationship with employees and the unions that represent them; increased costs and uncertainties related to periodic i.e. negotiation of union contracts; obligations and uncertainties with respect to a defined benefit pension plan to which we contribute; costs associated with increased contributions to multiple employer or multi-employer pension plans; the impact of any withdrawal liability arising under the Company's multiemployer pension plans as a result of prior actions or current consolidations; changes in general economic and business conditions (including in the bread and sweet goods markets); changes in consumer tastes or eating habits; risks associated with new product introductions, including the success of such new products in achieving and retaining market share, and the Company's ability to expand existing brands; the effectiveness of advertising and marketing spending; any inability to protect and maintain the value of the Company's intellectual property; future product recalls or food safety concerns; actions of competitors, including pricing policy and promotional spending; bankruptcy filings by customers; costs associated with environmental compliance and remediation; actions of governmental entities, including regulatory requirements; the outcome of legal proceedings to which we are or may become a party; business disruption from terrorist acts, our nation's response to such acts and acts of war; and other factors. These statements speak only as of the date of this press release, and we disclaim any intention or obligation to update or revise any forward-looking statements to reflect new information, future events or developments or otherwise, except as required by law. We have provided additional information in our filings with the SEC, which readers are encouraged to review, concerning other factors that could cause actual results to differ materially from those indicated in the forward-looking statements.

Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the Company's various pre-petition liabilities, common stock and/or other equity securities. No assurance can be given as to what values, if any, will be ascribed in the Chapter 11 proceeding to each of these liabilities and/or securities. Accordingly, the Company urges that the appropriate caution be exercised with respect to existing and future investments in any of these liabilities and/or securities.